PROXY

EVERGREEN UTILITIES AND HIGH INCOME FUND

COMMON SHARES

This Proxy is solicited on Behalf of the Board of Trustees of Evergreen Utilities and High Income Fund for the Annual Meeting of Shareholders

                The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the common shares of the Fund that the undersigned would be entitled to vote at the 2006 Annual Meeting of Shareholders of Evergreen Utilities and High Income Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116-5034 on December 15, 2006 at 10:30 a.m., Eastern time, and at any and all adjournments thereof.

                Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

(Continued, and to be signed on other side)

                                                                                                                                                                                                                                                                                                                                                               votes as in thisX                                                                                                                                                                                                                           Please mark your

The shares represented by this proxy will be voted as specified in the following Items 1 and 2, but if no choice is specified, they will be voted FOR the election of the 3 persons named as nominees in the proxy statement as proposed Trustees under “Election of Trustees” and FOR approval of the Sub-Advisory Agreement with Crow Point Partners, LLC.   If any nominee for any reason becomes unable to serve, the persons named as proxies will vote for the election of such other person.  The Board of Trustees has no reason to believe that any of the three Trustee nominees will be unable to serve.

                X             Please mark your

                                votes as in this

                                example.

1. ELECTION OF TRUSTEES
[ ] FOR all nominees (except as marked to the contrary below*)	[ ] WITHHOLD AUTHORITY to vote for all nominees	Nominees: Patricia B. Norris Dr. Russell A. Salton, III Richard K. Wagoner

(*INSTRUCTION:  To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. APPROVAL OF SUB-ADVISORY AGREEMENT WITH CROW POINT PARTNERS, LLC
[ ] FOR approval of the Sub-Advisory Agreement with Crow Point Partners, LLC	[ ] AGAINST approval of the Sub-Advisory Agreement with Crow Point Partners, LLC	[ ] ABSTAIN from voting for or against the Sub-Advisory Agreement with Crow Point Partners, LLC

3. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournments thereof.

SIGNATURE(S)____________________________________________________________________ DATE_____________, 2006.

(Signatures of all joint owners are required.  Fiduciaries please indicate your full title.  Sign exactly as name appears hereon.)

If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given to the proxy holders to vote in accordance with the views of the management of the Fund thereto.  Management is not aware of any such matters.

                                                                                                                ---------------------------------------

                                                                                                                PLEASE SIGN AND RETURN

                                                                                                                THIS PROXY CARD IN THE

                                                                                                                ENCLOSED ENVELOPE.

                                                                                                                -----------------------------------

PROXY

EVERGREEN UTILITIES AND HIGH INCOME FUND

PREFERRED SHARES

This Proxy is solicited on Behalf of the Board of Trustees of Evergreen Utilities and High Income Fund for the Annual Meeting of Shareholders

                The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the preferred shares of the Fund that the undersigned would be entitled to vote at the 2006 Annual Meeting of Shareholders of Evergreen Utilities and High Income Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116 on December 15, 2006 at 10:30 a.m., Eastern time, and at any and all adjournments thereof.

                Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

(Continued, and to be signed on other side)

The shares represented by this proxy will be voted as specified in the following Items 1 and 2, but if no choice is specified, they will be voted FOR the election of the 5 persons named as nominees in the proxy statement as proposed Trustees under “Election of Trustees” and FOR the approval of the Sub-Advisory Agreement with Crow Point Partners, LLC.  If any nominee for any reason becomes unable to serve, the persons named as proxies will vote for the election of such other person.  The Board of Trustees has no reason to believe that any of the five Trustee nominees will be unable to serve.

                X             Please mark your

                                votes as in this

                                example.

1. ELECTION OF TRUSTEES
[ ] FOR all nominees (except as marked to the contrary below*)	[ ] WITHHOLD AUTHORITY to vote for all nominees	Nominees: Patricia B. Norris William W. Pettit David M. Richardson Dr. Russell A. Salton, III Richard K. Wagoner

(*INSTRUCTION:  To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. APPROVAL OF SUB-ADVISORY AGREEMENT WITH CROW POINT PARTNERS, LLC
[ ] FOR approval of the Sub-Advisory Agreement with Crow Point Partners, LLC	[ ] AGAINST approval of the Sub-Advisory Agreement with Crow Point Partners, LLC	[ ] ABSTAIN from voting for or against the Sub-Advisory Agreement with Crow Point Partners, LLC

3. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournments thereof.

SIGNATURE(S)____________________________________________________________________ DATE_____________, 2006.

  (Signatures of all joint owners are required.  Fiduciaries please indicate your full title.  Sign exactly as name appears hereon.)

If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given to the proxy holders to vote in accordance with the views of the management of the Fund thereto.  Management is not aware of any such matters.

                                                                                                                ---------------------------------------

                                                                                                                PLEASE SIGN AND RETURN

                                                                                                                THIS PROXY CARD IN THE

                                                                                                                ENCLOSED ENVELOPE.

                                                                                                                -----------------------------------